SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  November 29, 1996



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                        0 - 21170               35 - 1875502
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On November 29, 1996, the Registrant issued the attached press release.

Item 7.  Financial Statements and Exhibits

         (a)     Exhibits

                  1.    Press release, dated November 29, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      FFW CORPORATION

Date:  December 2, 1996                           By: \s\ Nicholas M. George
       ----------------                               ----------------------
                                                          Nicholas M. George
                                                          President and Chief
                                                          Executive Officer

                                FFW PRESS RELEASE

FOR MORE INFORMATION                                    FOR IMMEDIATE RELEASE
Contact: Charles E. Redman, CFO                         Date: November 29, 1996
         at  219-563-3185


                            FFW CORPORATION ANNOUNCES
                                  CASH DIVIDEND

     WABASH, INDIANA - - FFW Corporation, parent corporation of First Federal Savings Bank of Wabash, has announced that the Corporation will pay a cash dividend of $.15 per share for the quarter ending December 31, 1996. The dividend will be payable on December 31, 1996 to shareholders of record on December 15, 1996.

     First Federal serves Wabash and Kosciusko Counties located in northeast and central Indiana through its three offices located in Wabash, North Manchester, and Syracuse, Indiana. On October 31, 1996, First Federal exceeded all applicable regulatory capital requirements on a fully phased in basis.

     The Corporation has $154.2 million in assets and $15.6 million in shareholders' equity as of October 31, 1996. The corporation's stock is traded on the NASDAQ system under the symbol "FFWC".